UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 1, 2015

CHINA YCT INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-53600	65-2954561
(Commission File Number)	(IRS Employer Identification No.)

c/o Shandong Spring Pharmaceutical Co., Ltd Economic Development Zone
Gucheng Road Sichui County Shandong Province PR China
(Address of principal executive offices and zip code)

86-537-4268278
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chairman of the Nominating Committee and Independent Director

On August 1, 2015,  at a meeting of the Board of Directors (the “Board”), Dr. Bo Junying resigned from the positions of Chairman of the Nominating Commitment and Independent Director of China YCT International Group, Inc. (the “Company” or “Registrant”), effective on such date, due to personal reasons. The resignation was not because of any disagreement with the Registrant, known to any executive officer of the Registrant, on any matter relating to the Registrant’s operations, policies or practices.

Appointment of the Chairman of the Nominating Committee and Independent Director

Effective as of August 1, 2015, the Board appointed John F. Wallace as the Company’s Chairman of the Nominating Committee and as an Independent Director.  The company has agreed to pay John F. Wallace a fee of $20,000 per year.

John F. Wallace – Chairman of the Nominating Committee and Independent Director

John F. Wallace. John F. Wallace, age 65, has served as the President and Managing Partner of Philadelphia Financial Services, LLC, a provider of consulting services to firms in the financial services industry since 2004. Mr. Wallace served as Vice Chairman of the NASDAQ OMX PHLX when it acquired the Philadelphia Stock Exchange ("PHLX") in July 2008. Mr. Wallace was a member of the PHLX Board of Governors from 1984 until August 2008 and also served as Chairman and Chief Executive Officer of the PHLX, after having been Vice Chairman.  In addition to his service as Chairman of the PHLX Options Committee and member of the PHLX Executive Committee, Mr. Wallace served on almost every PHLX committee and chaired the following PHLX committees: Admissions, Allocation, Arbitration, Elections, Evaluation and Securities, Finance, Long Range Strategic Planning, Marketing, New Product Development and Nominating. Mr. Wallace began his association with the PHLX in 1964 and was a member of the PHLX beginning in 1971.

Mr. Wallace is a founder of Miami International Holdings, Inc. ("MIH") a company focused on building exchange technology, where he served as the President - Chief Executive Officer from 2008 to 2011 and was on the board of directors for MIH from 2008 to 2011. Mr. Wallace has been the President of Wallace Securities Corp. since 1970.

Mr. Wallace has also served as Chairman of the Board of the Stock Clearing Corporation of Philadelphia, Chairman of the Board of the Philadelphia Board of Trade, Chairman of the Board of the Philadelphia Depository Corporation and a board member of the PHLX's technology subsidiary, Advanced Tech Source Company (ATS). Mr. Wallace has also been a member of the Toronto Stock Exchange, a seat owner of the New York Mercantile Exchange as well as registered with the National Futures Association as a floor broker.

Mr. Wallace graduated from Franklin & Marshall College in 1972. Mr. Wallace has served for 27 years in the United States Army, the Army Reserve and the Army National Guard, and retired holding the rank of Lieutenant Colonel Mr. Wallace is a graduate of the United States Army Command and General Staff College and the National Emergency Management Institute of the Federal Emergency Management Agency (FEMA).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

China YCT International Group, Inc.

Dated: September 1, 2015	By: /s/ Yan Tinghe
Yan Tinghe
Chief Executive Officer